MANNING & NAPIER FUND, INC.
                        INVESTMENT ADVISORY AGREEMENT

       AGREEMENT made this 30th day of April, 1993, by and between MANNING & NAPIER FUND, INC. (the "Fund"), a corporation organized under the laws of the State of Maryland, and MANNING & NAPIER ADVISORS, INC. (the "Advisors".)

                                 WITNESSETH:

       In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.  In General

         The Advisor agrees, all as more fully set forth herein, to act as managerial investment advisor to the Fund with respect to the investment of its assets and to supervise and arrange the purchase and sale of securities held in each portfolio or the Fund and generally administer the affairs of the Fund.


2.  Duties and Obligations of the Advisor
    with respect to Management of the Fund


    (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Directors of the Fund, the Advisor shall:

    (i) Decide what securities shall be purchases or sold by each portfolio of the Fund and when; and
    (ii) Arrange for the purchase and the sale of securities held in each portfolio of the Fund by placing purchase and sale orders for the Fund.

    (b)  Any investment purchases or sales made by the Advisor shall at all  times conform to, and be in accordance with, any requirements imposed by:
(1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law; (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Directors of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act, or as amended by the shareholders of the Fund.

    (c) The Advisor shall also administer the affairs of the fund and, in connection therewith, shall be responsible for (i) maintaining the Fund's books and records (other than financial or accounting books and records or those maintained by the Fund's custodian, transfer agent or accounting services agent); (ii) overseeing the Fund's insurance relationships; (iii) preparing for the Fund (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Securities and Exchange Commission and any other governmental agency (the Fund agreeing to supply or to cause to be supplied to the Advisors all necessary financial and other information in connection with the foregoing); (iv)
preparing such applications and reports as may be necessary to register or maintain the Fund's registration and/or the registration of its shares under the securities or "blue-sky" laws of the various states (the Fund agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders, if any, which are directed to the Advisor, or, if any such inquiry or communication is more properly to be responded to by the Fund's transfer agent, custodian or accounting services agent, including the negotiation of agreements in relation thereto and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Advisors' directors, officers and employees who may be elected as directors or officers of the Fund to serve in the capacities in which they are elected. All services to be furnished by the Advisor under this agreement may be furnished through the medium of any such directors, officers and employees of the Advisor.

<PAGE 2>

    (d) The Advisor shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Advisor shall not be liable for any loss sustained by reason of the purchase, sale, or retention of any security, whether or not such purchase, sale or retention shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation, of such purchase, sale or retention shall have been made and such other individual, firm or corporation shall, have been selected in good faith. Nothing herein contained shall, however, be construed to protect the Advisor against any liability to the Fund or its security holders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

    (e)  Nothing in this Agreement shall prevent the Advisor or any affiliated  person  (as  defined  in  the  Act)  of the Advisor from acting as investment advisor or manager and/or principal underwriter for any other person, firm, or corporation and shall not in any way limit or restrict the Advisor or any such affiliated person from buying, selling or trading any securities or hedging instruments for its or their own accounts or for the accounts of others from whom it or they may be acting, provided, however, that in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. The Fund agrees that the words "Manning & Napier" in its name is derived from the name of the Advisor and is property of the Advisor for copyright and all other purposes and that therefore such word may be freely used by the Advisor as to other investment companies or other investment products. The Fund further agrees that, in the event that the Advisor ceases to be the Fund's investment advisor for any reason, the Fund will (unless the Advisor otherwise consents in writing) promptly take all necessary steps to change its name to a name not including the words "Manning & Napier".

    (f) It is agreed that the Advisor shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act or the Securities Act of 1933 except for information supplied by the Advisor for inclusion therein. The fund agrees to indemnify the Advisor to the full extent permitted by the Fund's Articles of Incorporation.

3   Broker-Dealer Relationships

         The Advisor is responsible for decisions to buy and sell securities for the Fund, broker - dealer selection, and negotiation of brokerage commission rates. The Advisor's primary consideration in effecting a securities transaction will be execution at the best available securities price. The Fund understands that a substantial amount of its portfolio transactions may be transacted with primary market makers acting as principle on a net basis, with no brokerage commission being paid by the Fund. Such principal transactions may, however, result in a profit to market makers. In certain instance the Advisor may make purchases of underwritten issues for the Fund at prices which include underwriting fees. In selecting a broker-dealer to execute each particular transaction, the Advisor will take the following into consideration: the best net price available;
the reliability, integrity and financial  condition  of  the  broker-dealer;
the size of and difficulty in executing the order, and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Directors of the Fund may determine, the Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage or research services to the Advisor an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities with respect to the Fund. The Advisor is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers or dealers who also provide research or statistical material, or other services, to the Fund, the Advisor, or any affiliate of either. Such allocation shall be in such amounts and proportions as the Advisor shall determine, and the Advisor shall report in such allocations regularly to the Fund, indicating the broker dealers to whom such allocations have been made and
the  basis  therefore.    In  this  Agreement,  the  term  "broker"  and
"broker-dealer" shall include futures commissions merchants.

<PAGE 3>

4   Allocation of Expenses

         The Advisor agrees that it will furnish the Fund, at the Advisor's expense, with all office space and facilities, and equipment and clerical personnel necessary for carrying out its duties under this Agreement. The Advisor will also pay all compensation of all Directors, officers and employees of the Fund who are affiliated persons of the Advisor. All costs and expenses not expressly assumed by the Advisor under this Agreement shall be paid by the Fund including but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses to its directors other than those affiliated with the Advisor; (v) legal and audit expenses; (vi) fees and expenses of the Fund's custodian, shareholder servicing or transfer agent and accounting services agent; (vii) expense incident to the issuance of its shares or the payment of, or reinvestment of dividends; (viii) fees and expenses incident to the registration under Federal or State securities laws of the Fund or its shares;
(ix) expenses of preparing, printing and mailing reports and notices and proxy materials to shareholders of the Fund (x) all other expenses incidental to holding meetings of the Fund's shareholders; (xi) dues or assessments of or contributions to the Investment Company Institute or any successor; and (xii) such non-recurring expenses as may arise, including litigation affecting the Fund and legal obligations which the Fund may have to indemnify its officers and Directors with respect thereto.

5   Compensation of the Advisor

    (a) The Fund agrees to pay the Advisor and the Advisor agrees to accept as full compensation for all services rendered by the Advisor hereunder, an annual management fee payable monthly and computed in the net asset value of the Fund as of the close of business each business day at the annual rates included in Schedule A to this Agreement

         In the event the expenses of the Fund (including the fees of the Advisor and amortization of organization expenses but including interest, taxes, brokerage commissions, extraordinary expenses and sales charges and distribution fees) for any fiscal year exceed the limits set by applicable regulations of state securities commissions, the Advisor will reduce its fee by the amount of such excess. Any such reductions are subject
to readjustment during  the  year.   The payment of the management fee at the
end of any month will be reduced pr postponed or, if necessary, a refund will be made to the Fund so that at no time will there be any accrued but unpaid liability under this expense limitation.

6.  Duration and Termination

    (a)  This Agreement shall go into effect on the date set forth above and shall, unless terminated as hereinafter provided, continue in effect until the first meeting of the Fund's shareholders and if approved at the meeting, thereafter from year to year, but only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors who
are not parties to this Agreement or          "interested persons" (as defined
in the Act) of any such party cast in persons at a meeting called for the purpose of voting of such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Directors.

    (b) This Agreement may be terminated by the Advisor at any time without penalty upon giving the Fund sixty (60) days' written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Advisor sixty (60) days' written notice (which notice may be waived by the Advisor), provided that such termination by the Fund shall be directed or approved by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This agreement shall automatically terminate in the event of this assignment (as so defined).


<PAGE 4>

       IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by duly authorized persons and their seals to be hereunto affixed, all of the day and year first above written.





                         MANNING & NAPIER FUND, INC.



                         By /s/ William Manning
                                William Manning, President


ATTEST

/s/ Fonda Herrick
    Fonda Herrick

                         MANNING & NAPIER ADVISORS INC.



                         By /s/ B. Reuben Auspitz
                                B. Reuben Auspitz, Executive Vice President



ATTEST

/s/ Brenda F. Watkins
    Brenda F. Watkins



<PAGE 5>

                                  Schedule A

                                 FEE SCHEDULE

The Fund agrees to pay the Advisor as full compensation for all services rendered by the Advisor hereunder, an annual management fee payable monthly and computed on the net asset value of the Fund as of the close of business each day at the annual rates listed below:


A. For the Small Cap Series, the Economic Sector Series, the Energy Series, Technology Series, Commodity Series, Financial Services Series, International Series, Contrarian Series, Life Sciences Series, the Global Fixed Income, the Blended Asset Series I and the Blended Asset Series II, the Fund will pay the Advisor an annual management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of 1% of such net asset value.

B. The fund will pay the Advisor an annual management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of .35% for the Flexible Yield Series I of such net asset value; (ii) .45% for the Flexible Yield Series II of such net asset value; and (iii) .50% for the Flexible Yield Series III of such net asset value.



<PAGE 6>


                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A

                          New York Tax Exempt Series
                            Ohio Tax Exempt Series
                        Diversified Tax Exempt Series

         SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").


                                   RECITALS

         The Fund has executed and delivered the Investment Advisory Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Series or the Fund. The Fund has created three additional Series: the New York Tax Exempt Series, Ohio Tax Exempt Series and the Diversified Tax Exempt Series (the "Additional Series").

                                  AGREEMENTS

    Now, therefore, the parties agree as follows:

         The percentage rate in Schedule A of the Agreement with respect to the Additional Series will be as set forth below:




     SERIES                             PERCENTAGE

New York Tax Exempt Series                 .50%
Ohio Tax Exempt Series                     .50%
Diversified Tax Exempt Series              .50%


    The parties below have executed this Agreement as of September 23, 1993.

    MANNING & NAPIER FUND, INC.


    By: /s/William Manning
           William Manning, President


    MANNING & NAPIER ADVISORS, INC.

    By: /s/B. Reuben Auspitz
           B. Reuben Auspitz, Executive V. P.



<PAGE 7>

                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A
                                DATED 7-20-95

                              Tax Managed Series
                       Blended Assets Defensive Series
                      Blended Assets Growth Plus Series

         SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").


                                   RECITALS

         The Fund has executed and delivered the Investment Advisory Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Series of the Fund. The Fund has created the Tax Managed Series, Blended Assets Defensive Series and the Blended Assets Growth Plus Series (the "Additional Series").

                                  AGREEMENTS

    Now, therefore, the parties agree as follows:

         The percentage rate in Schedule A of the Agreement with respect to the Additional Series will be as set forth below:


    SERIES                              PERCENTAGE


Tax Managed Series                        1.00%
Blended Assets Defensive Series            .80%
Blended Assets Growth Plus Series         1.00%



    The parties below have executed this Agreement as of July 20, 1995.

    MANNING & NAPIER FUND, INC.



    /s/William Manning
       William Manning, President





    MANNING & NAPIER ADVISORS, INC.

    /s/B. Reuben Auspitz
       B. Reuben Auspitz, Executive V. P.



<PAGE 8>



                         MANNING & NAPIER FUND, INC.
                                   FORM OF
                    SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                  SCHEDULE A

                          World Opportunities Series

         SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Manning & Napier Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").


                                   RECITALS

         The Fund has executed and delivered the Investment Advisory Agreement dated as of April 30,1993 (the "Agreement"), between the Fund and the Advisor. The Agreement sets forth the rights and obligation of the parties with respect to the management of the Series of the Fund. The Fund has created one additional Series: World Opportunities Fund (the "Additional Series").

                                  AGREEMENTS

    Now, therefore, the parties agree as follows:
         The percentage rate in Schedule A of the Agreement with respect to the Additional Series will be as set forth below:



    SERIES                              PERCENTAGE


World Opportunities Fund                  1.00%

    The parties below have executed this Agreement as of December 12,1995.

    MANNING & NAPIER FUND, INC.


    /s/William Manning
       William Manning, President


    MANNING & NAPIER ADVISORS, INC.

    /s/B. Reuben Auspitz
       B. Reuben Auspitz, Executive V. P.